Exhibit 99.1

For More Information:

Public Relations	Investor Relations
Barbara Heffner	Timothy Dolan
CHEN PR, Inc	ICR
781-672-3112	617-956-6727
bheffner@chenpr.com	tdolan@icrinc.com

PHASE FORWARD REPORTS THIRD QUARTER 2008 RESULTS

•                  Revenues of $43.0 million increase 23% over prior year

•                  Non-GAAP operating income of $7.4 million increases 37% over prior year

Waltham, MA – October 27, 2008 – Phase Forward Incorporated (NASDAQ: PFWD), a leading provider of data management solutions for clinical trials and drug safety, today announced its financial results for the third quarter of 2008.

Revenues for the third quarter of 2008 were $43.0 million, a 23% increase from $34.9 million in the third quarter of 2007.  Within total revenues, InForm™ license, application hosting and other related revenues were $32.7 million, representing 76% of third quarter total revenues and an increase of 28% from $25.5 million in the prior year period.

Bob Weiler, chief executive officer and president, remarked, “The company’s third quarter results were highlighted by strong revenue growth and better-than-expected operating profitability.  During the quarter, we signed new customers, expanded and extended our relationships with some of the largest global pharmaceutical companies and solidified our strong market position with CROs.  We continue to be optimistic about Phase Forward’s long-term opportunity, particularly considering the fact that we have recently expanded our market opportunity and value proposition with the acquisition of Clarix and its next generation interactive response technologies. The company’s broad range of offerings combined with our strong, debt-free balance sheet makes Phase Forward a financially secure business partner that is able to consistently meet the diverse needs of customers.”

For the third quarter of 2008, GAAP income from operations was $4.4 million, compared to $4.1 million in the third quarter of 2007.  GAAP net income for the period was $3.4 million, or $0.08 per diluted share, compared to net income of $5.7 million, or $0.13 per diluted share, in the third quarter of 2007.

For the third quarter of 2008, non-GAAP revenues were $43.2 million, which excludes a $201 thousand purchase accounting adjustment to record the assumed Clarix deferred revenues and backlog at fair value. Non-GAAP income from operations was $7.4 million, representing an increase of 37% from the prior year period and a non-GAAP operating margin of 17.2%. Non-GAAP net income for the period was $5.4 million, or $0.12 per diluted share, compared to $6.9 million, or $0.16 per diluted share, in the third quarter of 2007.  Non-GAAP EPS was in-line with the company’s guidance, while the year-over-year decline was due primarily to an increase in the company’s tax rate to 36.2% in the third quarter of 2008 as compared to 10.3% in the third quarter of 2007.

The attached table presents a reconciliation of GAAP to non-GAAP revenues, income from operations and net income and net income per share applicable to common stockholders for the three and nine months ended September 30, 2008 and 2007.  In addition to stock-based compensation expenses and amortization of intangibles associated with acquisitions, non-GAAP results exclude the purchase accounting adjustment to record the assumed Clarix deferred revenues and backlog at fair value.

Cash, cash equivalents, short-term and long-term investments were $178.1 million at the end of the third quarter, a decrease of $37.8 million from $215.9 million at the end of the prior quarter.  The decrease in cash in the third quarter was due to the use of $40.9 million, net of cash acquired and inclusive of professional fees, to acquire Clarix. This was partially offset by the net positive impact of $9.0 million in cash provided by operating activities and $5.2 million of cash used for capital expenditures.  Total deferred revenues were $86.5 million at the end of the quarter, an increase of $3.8 million compared to $82.7 million at the end of the prior quarter.

Business Highlights

•                  Acquired privately held Clarix LLC, an innovative provider of fully Web-integrated interactive response technology (IRT), for $40 million in cash.

•                  Announced a multi-year extension agreement with Eli Lilly and Company.  Since 2001, Lilly has utilized Phase Forward’s InForm product in over 200 trials and plans to continue to use InForm for global trials across all phases, as well as mandating its use with global service partners.

•                  Signed new InForm ASP customers across multiple business segments, including Advanced Clinical Research, BrainsGate, BioMarin, Kendle, Vertex and United Therapeutics subsidiary Lung RX.

•                  Dana-Farber, the world’s largest cancer research institute, was named to CIO Magazine’s CIO 100 list for its implementation of Phase Forward’s InForm product.

•                  In the safety area, the company extended its relationship with the United States Food and Drug Administration (FDA) in the area of safety signal management, was awarded a contract by the United States Department of Defense (DoD) to support the FDA’s access to DoD healthcare data for rapid assessment of drug safety issues and closed business with companies such as GSK, Otsuka and Ratiopharm.

Financial Outlook

The following statements are based on current expectations and the company assumes no obligation to update or confirm them. These statements are forward-looking and inherently uncertain. Actual results may differ materially as a result of the factors identified below and the factors identified in our public filings made with the Securities and Exchange Commission, or other factors.

For the fourth quarter of 2008, the company expects non-GAAP revenues to be between $46.0 and $47.0 million.  The company expects non-GAAP operating income to be between $6.5 and $7.1 million.  Non-GAAP EPS is expected to be between $0.12 and $0.13.  GAAP EPS is expected to be between $0.05 and $0.06, including the purchase accounting adjustment to record the assumed Clarix deferred revenues and backlog at fair value, non-cash expenses associated with stock-based compensation expense and the amortization of intangible assets. The expected EPS reflects an estimated fourth quarter tax rate of approximately 26%, due to the benefit of the recently legislated extension of the U.S. Federal R&D tax credits.

For the full year 2008, the company expects non-GAAP revenues to be between $168.0 and $169.0 million.  On a non-GAAP basis, operating income is expected to be between $26.9 and $27.5 million.  Non-GAAP EPS is expected to be between $0.48 and $0.49. GAAP EPS is expected to be between $0.30 and $0.31, including the purchase accounting adjustment to record the assumed Clarix deferred revenues and backlog at fair value, non-cash expenses associated with stock-based compensation expense and the amortization of intangible assets.  The expected full year EPS reflects an estimated tax rate to be approximately 34%.

Conference Call

The company plans to host its investor conference call today at 5:00 pm ET to discuss its financial results for the third quarter of 2008 and its outlook for the fourth quarter and full year 2008. The investor conference call will be available via live webcast on Phase Forward’s web site at www.phaseforward.com under the tab “Investors.” To participate by telephone, the domestic dial-in number is 888-679-8038 and the international dial-in is 617-213-4850. The access code is 42056632. Investors are advised to dial into the call at least ten minutes prior to the call to register. The webcast will be available for replay until Monday, November 24, 2008 on the “Investors” page of Phase Forward’s website.

About Phase Forward

Phase Forward is a leading provider of integrated data management solutions for clinical trials and drug safety. The company offers proven solutions for electronic data capture (InFormTM), phase I clinic automation (LabPasTM), clinical data management (ClintrialTM), clinical trials signal detection (CTSDTM), strategic pharmacovigilance (Empirica SignalTM) and Signal Management, adverse event reporting (Empirica TraceTM), applied data standards (WebSDMTM) and Web-integrated interactive voice response systems (ClarixTM). In addition, the company provides services in the areas of application implementation, hosting and validation, data integration, business process optimization, safety data management and industry standards. Phase Forward’s products and services have been utilized in over 10,000 clinical trials involving more than 1,000,000 clinical trial study participants at over 280 organizations and regulatory agencies worldwide including: AstraZeneca, Boston Scientific, Dana-Farber Cancer Institute, Eli Lilly, the U.S. Food and Drug Administration, GlaxoSmithKline, Harvard Clinical Research Institute, Merck Serono, Novartis, Novo Nordisk, PAREXEL International, Procter & Gamble, Quintiles, sanofi-aventis, Schering-Plough Research Institute, Servier, Tibotec and the U.K. Medicines and Healthcare Products Regulatory Agency. Additional information about Phase Forward is available at www.phaseforward.com.

Cautionary Statement

Certain statements made in this press release that are not based on historical information are forward-looking statements which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. This press release contains express or implied forward-looking statements relating to, among other things, Phase Forward’s expectations and assumptions concerning management’s forecast of financial performance, the performance of Phase Forward’s products and services, future business and operations plans of Phase Forward’s customers, the ability of Phase Forward’s customers to realize benefits from the use of Phase Forward’s products and services, and management’s plans, objectives and strategies. These statements are neither promises nor guarantees, but are subject to a variety of risks and uncertainties, many of which are beyond Phase Forward’s control, which could cause actual results to differ materially from those contemplated in these forward-looking statements. In particular, the risks and uncertainties include, among other things, changes in our customers’ industries; our ability to convince prospective customers to adopt our solutions; competition and changes in competition during future periods; changing customer requirements; governmental regulation; our ability to maintain profitability; fluctuations in our operating results; long sales and implementation cycles; our dependence on a limited number of customers or suppliers; product performance; third party service interruptions or delays; technology failures; our ability to maintain customer relationships and contracts; our ability to retain and hire skilled personnel; our ability to protect our intellectual property rights; product liability or intellectual property infringement claims brought against us; acquisitions; our ability to manage our rapid growth; our ability to obtain capital when desired on favorable terms; and the volatility of the market price of our common stock. Existing and prospective investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Phase Forward undertakes no obligation to update or revise the information contained in this press release, whether as a result of new information, future events or circumstances or otherwise. For additional disclosure regarding these and other risks faced by Phase Forward, see the disclosure contained in Phase Forward’s public filings with the Securities and Exchange Commission including, without limitation, its most recent Annual Report on Form 10-K.

Non-GAAP Financial Information

Phase Forward provides non-GAAP revenues, income from operations, net income, and net income per share applicable to common stockholders data as additional information for its operating results. These measures are not in accordance with, or an alternative for, generally accepted accounting principles and may be different from non-GAAP measures used by other companies. Phase Forward’s management believes these non-GAAP measures are useful to investors because this supplemental information facilitates comparisons to prior periods. Management uses these non-GAAP measures to evaluate its financial results, develop budgets and manage expenditures. Investors are encouraged to review the reconciliations of these non-GAAP financial measures to the comparable GAAP results, which are attached to this press release.

Phase Forward Incorporated

Condensed Consolidated Statements of Income

(unaudited)

(in thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2007	2008	2007	2008

Revenues:
License	$12,924	$12,974	$35,429	$38,675
Service	21,952	30,017	61,065	83,187

Total revenues	34,876	42,991	96,494	121,862
Costs of revenues:
License	552	838	1,686	2,119
Service(1)	13,561	17,686	37,447	50,405

Total cost of revenues	14,113	18,524	39,133	52,524
Gross margin:
License	12,372	12,136	33,743	36,556
Service	8,391	12,331	23,618	32,782

Total gross margin	20,763	24,467	57,361	69,338

Operating expenses:
Sales and marketing(1)	6,509	7,024	17,731	19,958
Research and development(1)	5,066	6,424	14,620	18,003
General and administrative(1)	5,084	6,629	14,509	18,374

Total operating expenses	16,659	20,077	46,860	56,335

Income from operations	4,104	4,390	10,501	13,003
Other income (expense):
Interest income	2,362	1,483	4,758	4,770
Other, net	(91)	(478)	(153)	(229)

Total other income	2,271	1,005	4,605	4,541

Income before provision for income taxes	6,375	5,395	15,106	17,544
Provision for income taxes	657	1,954	1,579	6,407

Net income	$5,718	$3,441	$13,527	$11,137

Net income per share applicable to common stockholders:
Basic	$0.14	$0.08	$0.36	$0.27

Diluted	$0.13	$0.08	$0.34	$0.25

Weighted average number of common shares used in net income per share calculations:
Basic	41,238	42,194	37,643	42,020

Diluted	43,397	44,065	39,659	43,879

(1) Amounts include stock-based compensation expense, as follows:
Costs of service revenues	$102	$437	$330	$1,278
Sales and marketing	201	393	570	1,075
Research and development	181	329	516	931
General and administrative	652	1,133	1,917	2,746

Total stock-based compensation expense	$1,136	$2,292	$3,333	$6,030

Phase Forward Incorporated

Reconciliation of GAAP Revenues, GAAP Income From Operations and GAAP Net Income to

Non-GAAP Revenues, Non-GAAP Income From Operations and Non-GAAP Net Income

(unaudited)

(in thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2007	2008	2007	2008
TOTAL REVENUES:
GAAP total revenues	$34,876	$42,991	$96,494	$121,862
Deferred revenues and backlog adjustment related to Clarix acquisition (1)	—	201	—	201
Non-GAAP total revenues	$34,876	$43,192	$96,494	$122,063

INCOME FROM OPERATIONS:
GAAP income from operations	$4,104	$4,390	$10,501	$13,003
Stock-based compensation expense	1,136	2,292	3,333	6,030
Amortization of intangible assets	202	565	637	1,075
Deferred revenues and backlog adjustment related to Clarix acquisition (1)	—	201	—	201
Non-GAAP income from operations	$5,442	$7,448	$14,471	$20,309

NET INCOME:
GAAP net income	$5,718	$3,441	$13,527	$11,137
Stock-based compensation expense, net of tax	1,019	1,462	2,985	3,829
Amortization of intangible assets, net of tax	181	360	570	682
Deferred revenues and backlog adjustment related to Clarix acquisition, net of tax (1)	—	128	—	127
Non-GAAP net income	$6,918	$5,391	$17,082	$15,775

GAAP net income per share applicable to common stockholders:
Diluted	$0.13	$0.08	$0.34	$0.25

Non-GAAP net income per share applicable to common stockholders:
Diluted	$0.16	$0.12	$0.43	$0.36

(1) Fair value adjustment to deferred revenues and backlog. Purchase accounting for acquisitions requires us to write down a portion of these deferred revenues and revenues to their then current fair value. Consequently, we do not recognize the full amount of these deferred revenues and backlog. We add back non-GAAP revenues associated with deferred revenues and backlog that were excluded as a result of purchase accounting adjustments, as we believe that this provides information about the operating impact of the acquired business in a manner consistent with the revenue recognition for our pre-existing products and services.

Phase Forward Incorporated

Condensed Consolidated Balance Sheets

(unaudited)

(in thousands, except per share amounts)

	December 31,	September 30,
	2007	2008

Assets
Current assets:
Cash and cash equivalents	$133,401	$134,401
Restricted cash, current portion	—	500
Short-term investments	25,171	20,924
Accounts receivable, net of allowance of $270 in 2007 and $324 in 2008, respectively	35,515	34,551
Acquired future billings, current portion	—	1,170
Deferred set up costs, current portion	2,062	2,501
Prepaid commissions and royalties, current portion	4,458	4,336
Prepaid expenses and other current assets	4,513	6,266
Deferred income taxes, current portion	10,061	11,058

Total current assets	215,181	215,707

Long-term investments	24,050	22,795
Acquired future billings, net of current portion	—	1,081
Property and equipment, net	15,967	26,979
Deferred set up costs, net of current portion	1,347	1,964
Prepaid commissions and royalties, net of current portion	3,614	4,032
Intangible assets, net of accumulated amortization of $2,044 and $3,119 in 2007 and 2008, respectively	3,356	24,391
Goodwill	25,511	43,198
Deferred income taxes, net of current portion	16,576	10,382
Restricted cash, net of current portion	—	962
Other assets	267	549

Total assets	$305,869	$352,040

Liabilities and Stockholders’ Equity
Current Liabilities:
Accounts payable	$1,222	$5,249
Accrued expenses	19,447	20,056
Leasehold incentive obligation, current portion	—	510
Deferred revenues, current portion	61,750	76,984
Deferred rent, current portion	240	—

Total current liabilities	82,659	102,799

Deferred revenues, net of current portion	5,380	9,541
Deferred rent, net of current portion	116	—
Leasehold incentive obligation, net of current portion	—	5,615
Other long-term liabilities	1,277	1,336

Total liabilities	89,432	119,291

Stockholders’ equity:
Preferred stock, $0.01 par value:
Authorized— 5,000 shares
Issued— 0 shares	—	—
Common stock, $0.01 par value:
Authorized—100,000 shares
Issued— 42,724 and 42,902 shares in 2007 and 2008, respectively	428	429
Additional paid-in capital	274,869	281,447
Treasury stock, 37 shares at cost	(111)	(111)
Accumulated other comprehensive income (loss)	746	(658)
Accumulated deficit	(59,495)	(48,358)

Total stockholders’ equity	216,437	232,749

Total liabilities and stockholders’ equity	$305,869	$352,040

Phase Forward Incorporated

Condensed Consolidated Statements of Cash Flows

(unaudited)

(in thousands)

	Nine Months Ended September 30,
	2007	2008

Operating activities
Net income	$13,527	$11,137
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	4,930	7,149
Stock-based compensation expense	3,333	6,030
Loss on disposal of fixed assets	—	303
Foreign currency exchange loss	160	444
Provision for allowance for doubtful accounts	75	55
Deferred income taxes	(4,554)	5,739
Non-cash income tax expense	5,410	—
Amortization of premiums or discounts on investments	57	(178)
Changes in assets and liabilities:
Accounts receivable and acquired future billings	2,012	(502)
Deferred costs	(2,498)	(1,524)
Prepaid expenses and other assets	(658)	864
Accounts payable	(437)	3,843
Accrued expenses	3,337	396
Deferred revenues	9,359	17,336
Deferred rent	(452)	(386)

Net cash provided by operating activities	33,601	50,706

Investing activities
Increase in restricted cash	—	(1,462)
Proceeds from maturities of short-term and long-term investments	60,172	50,325
Purchase of short-term and long-term investments	(62,594)	(45,901)
Purchase of property and equipment	(7,706)	(11,108)
Cash paid for acquisition of Clarix LLC, net of cash acquired	—	(40,869)

Net cash used in investing activities	(10,128)	(49,015)

Financing activities
Proceeds from issuance of common stock	91,369	1,795
Withholding taxes in connection with vesting of restricted stock awards	—	(1,247)

Net cash provided by financing activities	91,369	548

Effect of exchange rate changes on cash and cash equivalents	123	(1,239)

Net increase in cash and cash equivalents	114,965	1,000
Cash and cash equivalents at beginning of period	42,169	133,401

Cash and cash equivalents at end of period	157,134	134,401
Short and long-term investments at end of period	29,832	43,719

Total cash, cash equivalents and short and long-term investments at end of period	$186,966	$178,120

Non-cash investing activities
Purchase of leasehold improvements directly paid by lessor of new facility	$—	$6,125